Exhibit 99.1

FOR IMMEDIATE RELEASE

CENTRAL GARDEN & PET ANNOUNCES OFFERING OF

$400 MILLION OF SENIOR NOTES

WALNUT CREEK, CALIFORNIA, November 4, 2015 – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), announced today it has commenced an offering, subject to market and other conditions of $400 million aggregate principal amount of senior notes due 2023 (the “notes”). The notes will be unconditionally guaranteed on a senior basis by each of its existing and future domestic restricted subsidiaries who are borrowers under or guarantors of Central’s senior secured revolving credit facility. Central intends to use the net proceeds from the offering to redeem its outstanding 8.25% senior subordinated notes due 2018 (the “existing notes”).

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc. will serve as joint book-running managers for the offering, and BNP Paribas Securities Corp. and U.S. Bancorp Investments, Inc. will serve as co-managers.

Copies of the prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (866) 803-9204; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, New York, NY 10038, Attention: Prospectus Department or by calling (800) 294-1322; or SunTrust Robinson Humphrey, Inc., 3333 Peachtree Rd, Atlanta, GA 30326, Attention: Alexander Weir or by calling (404) 439-5343. The prospectus may also be obtained from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus filed with the U.S. Securities and Exchange Commission. The prospectus is part of a shelf registration statement that has become effective under the Securities Act of 1933, as amended. In addition, this press release does not constitute a notice of redemption with respect to the existing notes. Any such notice of redemption will be separately issued by Central when and if the existing notes are called for redemption.

About Central Garden & Pet

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON®, SMART SEED® and THE REBELS®; wild bird feed and the brand PENNINGTON®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and OVER-N-OUT®; and decorative outdoor patio products under the PENNINGTON® brand. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands AQUEON® and ZILLA®; bird & small animal and the brands KAYTEE®, SUPER PET® and CRITTER TRAIL®; dog & cat and the brands TFH™, NYLABONE®, FOUR PAWS®, PINNACLE® and AVODERM®; and equine and the brands FARNAM®, BRONCO® and SUPER MASK®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 3,300 employees, primarily in North America.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in Central’s Annual Report on Form 10-K, filed on December 11, 2014, as well as Central’s other U.S. Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Contact: Steve Zenker

Vice President, Investor Relations & Communications

Central Garden & Pet Company

925-948-3657